EXHIBIT 5.2

1120 NW Couch Street	+1.503.727.2000
10th Floor	+1.503.727.2222
Portland, OR 97209-4128	PerkinsCoie.com

June 18, 2018

SenesTech, Inc.

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for Shares of Common Stock, $0.001 par value, of SenesTech, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement Amendment”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 2,874,280 shares of common stock, $0.001 par value, of the Company (the “Shares”), which previously may have been issued under the Company’s 2015 Incentive Plan (the “2015 Plan”) and which going forward may be issued under the Company’s 2018 Incentive Plan (the “2018 Plan”) to the extent not issued under the 2015 Plan.

We have examined the Registration Statement Amendment and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the 2018 Plan, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the 2018 Plan, and the receipt of consideration for such Shares in accordance with the terms of the 2018 Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement Amendment. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP